August 7, 2025
Sezzle Reports Second Quarter 2025 Results
Investments Fuel Quarterly High for GMV and Monthly On-Demand & Subscribers

Sezzle Inc. (NASDAQ:SEZL) (Sezzle or Company) // Purpose-driven digital payment platform, Sezzle, is pleased to update the market on key financial metrics for the quarter ended June 30, 2025.

“We’re scaling with intention. It’s not just about growing fast, but investing the right way,” noted Charlie Youakim, Sezzle Executive Chairman and CEO. “The product features and marketing initiatives we’ve rolled out are driving stronger engagement and broader adoption. With GMV up 74% year-over-year and Monthly On-Demand and Subscribers (MODS) at an all-time high, we’re seeing early proof that our focused investments are paying off.”

Second Quarter 2025 Highlights
•Gross Merchandise Volume (GMV) hit a new Company high of $927.0 million, up 74.2% YoY, driven by higher engagement from both Subscriber and On-Demand users. The new suite of app enhancements and features are proving effective, with consumers averaging 6.1 purchases in the quarter compared to 4.8 from the same period last year.
•Total Revenue rose 76.4% YoY to $98.7 million, supported by strong On-Demand growth, ongoing WebBank synergies, and sustained consumer activity. Total Revenue as a percentage of GMV reached 10.6%.
•Sezzle's Monthly On-Demand & Subscribers (MODS) reached 748,000 (rounded to the nearest thousand), up from 658,000 last quarter, driven by targeted marketing initiatives.
•Total Operating Expenses grew to $62.6 million, up 59.5% YoY. However, these expenses represented a smaller portion of Total Revenue—down 6.8 points to 63.4%—demonstrating the Company's scalable cost structure.
•Transaction Related Costs1 as a percentage of GMV declined from 4.5% to 4.1% YoY, resulting from improved payment processing efficiency, increased consumer adoption of ACH payments, and lower funding costs. These gains were partially offset by a higher provision for credit losses,
1 See appendix for a reconciliation of non-GAAP financial measures.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

reflecting the Company's stated underwriting strategy aimed at accelerating growth. In absolute terms, Transaction Related Costs2 increased 61.7% YoY to $38.4 million.
•Total Revenue Less Transaction Related Costs2 grew 87.2% YoY to $60.3 million, representing 6.5% of GMV and 61.1% of Total Revenue—up 0.4 and 3.5 percentage points YoY, respectively.
•Non-Transaction Related Operating Expenses2 increased 50.4% YoY to $27.7 million, driven by significant growth in marketing spend ($8.8 million) compared to the prior year ($1.0 million). Nonetheless, Non-Transaction Related Operating Expenses declined as a percentage of Total Revenue by 4.8 points to 28.1%.
•Operating Income reached $36.1 million in 2Q25, up 116.1% YoY, with Operating Margin expanding by 6.8 points YoY to 36.6% of Total Revenue and 80bps YoY to 3.9% of GMV.
•Sezzle achieved Net Income of $27.6 million in 2Q25, representing 28.0% of Total Revenue. The 7.1% YoY decline stemmed from a swing of a $16.1 million income tax benefit in 2Q24 (driven by the release of the valuation allowance against our deferred tax asset) to a $5.1 million income tax expense in 2Q25. As a result, Earnings per Diluted Share3 fell 4.9% from $0.82 to $0.78.
oAdjusted Net Income2, which excludes the impact of certain charges including discrete items, jumped 91.8% YoY to $24.4 million, or 24.7% of Total Revenue. On a diluted per-share basis3, Adjusted Net Income rose 97.1% YoY to $0.69.
•Adjusted EBITDA2 rose 106.0% YoY to $37.9 million and accounted for 38.4% of Total Revenue, a 5.5 percentage point improvement from 2Q24.
•During the quarter, the Company spent $23.5 million to acquire 678,529 shares under its $50 million common stock repurchase plan announced on March 10, 2025.

Balance Sheet and Liquidity
•As of June 30, 2025, Sezzle had $120.0 million of cash and cash equivalents, $31.0 million of which was restricted.
•The Company had an outstanding principal balance of $131.3 million on its $150.0 million credit facility as of quarter end.
2 See appendix for a reconciliation of non-GAAP financial measures.
3 Per diluted share figures reflect 6-for-1 common stock split effective March 28, 2025.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

FY2025 Guidance
•The Company is providing the following guidance for FY2025:
oTotal Revenue Growth: 60-65%.
oTotal Revenue Less Transaction Related Costs4 as a percentage of Total Revenue: 60%-65%.
oAdjusted Net Income4 of $120.0 million and Adjusted Net Income per Diluted Share5 of $3.25.
oYear-to-date Net Income has exceeded Adjusted Net Income by $4.1 million, as discrete items have lowered the effective tax rate below 25%. To the extent that continues in the second half of 2025, Net Income is expected to differ from Adjusted Net Income.
oThe Company anticipates an effective tax rate of 25% for the second half of FY2025, excluding any discrete items.
oAdjusted EBITDA4: $170.0-$175.0 million.

Initiatives Update
•Sezzle continues to introduce a range of new features to enhance consumer experience across the full journey from discovery to checkout—supporting our dual strategy of consumer acquisition and retention.
oIn the last year, the Company introduced new products and features such as the Earn Tab, On-Demand, Pay-in-56, Express Checkout, Browser Extension, Wishlist, Price Comparison, Products Tab, Money IQ, and Sezzle Balance. These additions have broadened engagement across the platform and enriched the consumer experience, which is reflected through a healthy Net Promoter Score7 of 75.

4 See appendix for a reconciliation of non-GAAP financial measures.
5 Per diluted share figures reflect 6-for-1 common stock split effective March 28, 2025.
6 Pi5/Pi4/Pi2 loans are originated by WebBank except loans in Iowa and Puerto Rico.
7 Net Promoter Score (NPS) last 30-days as of June 30, 2025.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Awards and Accolades
•Sezzle’s focus on building a responsible, consumer-aligned platform earned national recognition in 2025. The Company was named one of the World’s Top Fintech Companies by CNBC, Best Companies to Work For by U.S. News & World Report, and America’s Best Online Platforms by Newsweek.

Forgoing B Corp Certification
•Sezzle has elected to forgo recertification of its B Corporation certificate as part of its continued evolution. The Company remains a Public Benefit Corporation and is committed to advancing its mission of financial empowerment and stakeholder impact. Sezzle will continue to publish annual sustainability reports to maintain transparency around its business practices and stakeholder commitments.

Upcoming Events
•Sezzle Management will participate in the upcoming investor conferences:
oAugust 11, 2025: Oppenheimer 28th Annual Technology, Internet & Communications Conference.
oAugust 14, 2025: 7th Annual Needham FinTech & Digital Transformation Virtual 1×1 Conference.
oSeptember 10, 2025: B. Riley Securities 8th Annual Consumer & TMT Conference.

Quarterly Conference Call and Presentation
The Company will host its second quarter earnings conference call on August 7, 2025, at 5:00pm ET.

To register for the call, please navigate to: https://dpregister.com/sreg/10201705/ffa540284c

All participants can access the webcast using the following link: https://event.choruscall.com/mediaframe/webcast.html?webcastid=DBf1gUM9

Upon registration, participants will receive the dial-in number. Those without internet access or unable to pre-register may dial in by calling: 1-866-777-2509 (US/CA toll free) or 1-412-317-5413 (international toll). A replay will be available until August 14, 2025. To access the replay dial 1-877-344-7529 (US toll free) or 1-412-317-0088 (International toll). Replay access code: 1939323.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

In conjunction with the earnings call, the Company will release its presentation on the Sezzle Investor Relations website before the call. Please navigate to the Sezzle Investor Relations website for the presentation that management will review on the call.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

2Q25 GAAP Operating Results

	For the three months ended
($ in thousands)	Jun. 30, 2025	Jun. 30, 2024	YoY Difference
Total Revenue	$98,702	$55,969	76.4%
Operating Expenses	$62,616	$39,270	59.4%
Operating Expenses as % of Total Revenue	63.4%	70.2%	(6.8 ppt)
Operating Expenses as % of GMV	6.8%	7.4%	(0.6 ppt)
Operating Income	$36,086	$16,699	116.1%
Operating Income as % of Total Revenue	36.6%	29.8%	6.8 ppt
Operating Income as % of GMV	3.9%	3.1%	0.8 ppt
Net Income	$27,604	$29,702	(7.1)%
Net Income as % of Total Revenue	28.0%	53.1%	(25.1 ppt)
Net Income per Diluted Share	$0.78	$0.82	(4.9)%

2Q25 Non-GAAP Operating Results8

	For the three months ended
($ in thousands)	Jun. 30, 2025	Jun. 30, 2024	YoY Difference
Non-Transaction Related Operating Expenses	$27,727	$18,434	50.4%
Non-Transaction Related Operating Expenses as % of Total Revenue	28.1%	32.9%	(4.8 ppt)
Transaction Related Costs	$38,390	$23,747	61.7%
Transaction Related Costs as % of Total Revenue	38.9%	42.4%	(3.5 ppt)
Transaction Related Costs as % of GMV	4.1%	4.5%	(0.4 ppt)
Total Revenue Less Transaction Related Costs	$60,312	$32,222	87.2%
Total Revenue Less Transaction Related Costs as % of Total Revenue	61.1%	57.6%	3.5 ppt
Total Revenue Less Transaction Related Costs as % of GMV	6.5%	6.1%	0.4 ppt
Adjusted EBITDA	$37,908	$18,408	105.9%
Adjusted EBITDA Margin	38.4%	32.9%	5.5 ppt
Adjusted Net Income	$24,362	$12,701	91.8%
Adjusted Net Income Margin	24.7%	22.7%	2.0 ppt
Adjusted Net Income per Diluted Share	$0.69	$0.35	97.1%

8 See appendix for a reconciliation of non-GAAP financial measures.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Appendix - Reconciliation of GAAP to Non-GAAP Financial Measures

Reconciliation of Operating Expenses to Non-transaction Related Operating Expenses

	For the three months ended
($ in thousands)	June 30, 2025	June 30, 2024
Operating expenses	$62,616	$39,270
Transaction expense	(14,243)	(10,742)
Provision for credit losses	(20,646)	(10,094)
Non-transaction related operating expenses	$27,727	$18,434

Reconciliation of Operating Expenses to Transaction Related Costs

	For the three months ended
($ in thousands)	June 30, 2025	June 30, 2024
Operating expenses	$62,616	$39,270
Personnel	(11,681)	(12,737)
Third-party technology and data	(3,428)	(2,180)
Marketing, advertising, and tradeshows	(8,772)	(995)
General and administrative	(3,846)	(2,522)
Net interest expense	3,501	2,911
Transaction related costs	$38,390	$23,747

Reconciliation of Operating Income to Total Revenue Less Transaction Related Costs

	For the three months ended
($ in thousands)	June 30, 2025	June 30, 2024
Operating income	$36,086	$16,699
Personnel	11,681	12,737
Third-party technology and data	3,428	2,180
Marketing, advertising, and tradeshows	8,772	995
General and administrative	3,846	2,522
Net interest expense	(3,501)	(2,911)
Total revenue less transaction related costs	$60,312	$32,222

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Reconciliation of Net Income to Adjusted EBITDA

	For the three months ended
($ in thousands)	June 30, 2025	June 30, 2024
Net income	$27,604	$29,702
Depreciation and amortization	324	247
Income tax expense (benefit)	5,068	(16,123)
Equity and incentive-based compensation	1,498	1,462
Other (income) expense, net	(87)	(51)
Loss on extinguishment of line of credit	—	260
Net interest expense	3,501	2,911
Adjusted EBITDA	$37,908	$18,408

Reconciliation of Net Income to Adjusted Net Income and Adjusted Net Income per Diluted Share

	For the three months ended
($ in thousands, except for per share numbers)	June 30, 2025	June 30, 2024
Net income	$27,604	$29,702
Discrete tax benefit(1)	(3,155)	(17,210)
Loss on extinguishment of line of credit	—	260
Other (income) expense, net	(87)	(51)
Adjusted net income	24,362	12,701
Diluted weighted-average shares outstanding	35,507	36,147
Adjusted net income per diluted share(2)	$0.69	$0.35

(1)Adjusted prior periods to include the windfall/shortfall to income tax expense for equity-based compensation.
(2)Effective March 28, 2025, we performed a 6-for-1 stock split of the Company’s common stock, affected through a stock dividend. Share and per-share amounts have been retroactively adjusted.

Investors should be aware that generally accepted accounting principles prescribe when a company may reserve for particular risks, including litigation exposures. Accordingly, results for a given reporting period could be significantly affected if and when we establish reserves for one or more contingencies. Also, our regular reserve reviews may result in adjustments of varying magnitude as additional information regarding claims activity becomes known. Reported results, therefore, may be volatile in certain accounting periods.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Contact Information

Lee Brading, CFA Investor Relations +1 651 240 6001 InvestorRelations@sezzle.com	Erin Foran Media Enquiries +1 651 403 2184 erin.foran@sezzle.com

About Sezzle Inc.
Sezzle is a forward-thinking fintech company committed to financially empowering the next generation. Through its purpose-driven payment platform, Sezzle enhances consumers' purchasing power by offering access to point-of-sale financing options and digital payment services—connecting millions of customers with its global network of merchants. Centered on transparency, inclusivity, and ease of use, Sezzle empowers consumers to manage spending responsibly, take charge of their finances, and achieve lasting financial independence.

For more information visit sezzle.com.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Consolidated Balance Sheets

	As of
	June 30, 2025	December 31, 2024
(in thousands, except per share amounts)	(unaudited)	(audited)
Assets
Current Assets
Cash and cash equivalents	$88,943	$73,185
Restricted cash, current, including amounts held by variable interest entity ("VIE") of $8,608 and $4,096, respectively	10,559	4,850
Notes receivable	208,555	190,665
Allowance for credit losses	(23,615)	(26,103)
Notes receivable, net, including amounts held by VIE of $160,840 and $152,174, respectively	184,940	164,562
Other receivables, net	4,025	3,629
Prepaid expenses and other current assets	23,066	11,393
Total current assets	311,533	257,619
Non-Current Assets
Internally developed intangible assets, net	2,777	2,442
Operating right-of-use assets	735	800
Restricted cash, non-current	20,467	20,275
Deferred tax asset, net of $4,058 and $3,742 valuation allowance, respectively	14,420	16,905
Other assets	620	331
Total Assets	$350,552	$298,372

Liabilities and Stockholders' Equity
Current Liabilities
Merchant accounts payable	$60,478	$68,967
Other payables	2,828	7,455
Deferred revenue	4,261	4,234
Other current liabilities	21,307	25,021
Total current liabilities	88,874	105,677
Non-Current Liabilities
Operating lease liabilities	759	823
Line of credit, net of unamortized debt issuance costs of $799 and $1,008, respectively, held by VIE	130,501	103,992
Other non-current liabilities	20	45
Total Liabilities	220,154	210,537

Stockholders' Equity*
Common stock and additional paid-in capital, $0.00001 par value; 750,000 shares authorized; 35,237 and 34,786 shares issued, respectively; 34,015 and 33,735 shares outstanding, respectively	193,541	188,589
Stock subscriptions: 7 and no shares subscribed, respectively	(44)	—
Treasury stock, at cost: 1,222 and 1,051 shares, respectively	(16,507)	(9,391)
Accumulated other comprehensive loss	(766)	(1,588)
Accumulated deficit	(45,826)	(89,775)
Total Stockholders' Equity	130,398	87,835
Total Liabilities and Stockholders' Equity	$350,552	$298,372

*Effective March 28, 2025, we performed a 6-for-1 stock split of the Company’s common stock, affected through a stock dividend. Share and per-share amounts have been retroactively adjusted.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Consolidated Statements of Operations and Comprehensive Income (unaudited)

	For the three months ended June 30,		For the six months ended June 30,
(in thousands, except per share amounts)	2025	2024	2025	2024
Total revenue	$98,702	$55,969	$203,614	$102,947

Operating Expenses
Personnel	11,681	12,737	26,729	23,762
Transaction expense	14,243	10,742	29,560	22,529
Third-party technology and data	3,428	2,180	6,802	4,337
Marketing, advertising, and tradeshows	8,772	995	14,118	1,650
General and administrative	3,846	2,522	6,977	4,902
Provision for credit losses	20,646	10,094	33,447	15,234
Total operating expenses	62,616	39,270	117,633	72,414

Operating Income	36,086	16,699	85,981	30,533

Other Income (Expense)
Net interest expense	(3,501)	(2,911)	(6,415)	(6,993)
Other income (expense), net	87	51	112	(40)
Fair value adjustment on warrants	—	—	—	(1,261)
Loss on extinguishment of line of credit	—	(260)	—	(260)
Income before taxes	32,672	13,579	79,678	21,979

Income tax expense (benefit)	5,068	(16,123)	15,910	(15,730)

Net Income	27,604	29,702	63,768	37,709

Other Comprehensive Income (Loss)
Foreign currency translation adjustment	729	(75)	822	(74)

Total Comprehensive Income	$28,333	$29,627	$64,590	$37,635

Net income per share*:
Basic	$0.82	$0.87	$1.89	$1.11
Diluted	$0.78	$0.82	$1.80	$1.05

Weighted-average shares outstanding*:
Basic	33,733	33,961	33,792	33,952
Diluted	35,507	36,147	35,510	35,880

*Effective March 28, 2025, we performed a 6-for-1 stock split of the Company’s common stock, affected through a stock dividend. Share and per-share amounts have been retroactively adjusted.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Consolidated Statements of Cash Flows (unaudited)

	For the six months ended June 30,
(in thousands)	2025	2024
Operating Activities:
Net income	$63,768	$37,709
Adjustments to reconcile net income to net cash provided from operating activities:
Depreciation and amortization	598	474
Provision for credit losses	33,447	15,234
Provision for other credit losses	8,523	2,599
Equity based compensation and restricted stock vested	2,771	2,367
Amortization of debt issuance costs	219	315
Fair value adjustment on warrants	—	1,261
Impairment losses on long-lived assets	66	48
(Gain) loss on sale of fixed assets	(16)	(12)
Loss on extinguishment of line of credit	—	260
Deferred income taxes	2,485	(16,845)
Changes in operating assets and liabilities:
Notes receivable	(53,796)	(4,140)
Other receivables	(8,917)	(2,052)
Prepaid expenses and other assets	(11,606)	(1,177)
Merchant accounts payable	(8,931)	(2,554)
Other payables	(4,645)	2,736
Accrued and other liabilities	(1,496)	(3,348)
Deferred revenue	22	1,299
Operating leases	30	44
Net Cash Provided from Operating Activities	22,522	34,218

Investing Activities:
Purchase of property and equipment	(431)	(26)
Internally developed intangible asset additions	(897)	(748)
Net Cash Used for Investing Activities	(1,328)	(774)

Financing Activities:
Proceeds from line of credit	95,000	46,727
Payments to line of credit	(68,700)	(71,727)
Payments of debt issuance costs	(10)	(1,005)
Proceeds from stock option exercises	3,564	238
Proceeds from warrant exercises	—	33
Stock subscriptions collected related to stock option exercises	—	39
Repurchase of common stock	(30,663)	(14,345)
Net Cash Used for Financing Activities	(809)	(40,040)

Effect of exchange rate changes on cash	1,274	(111)
Net increase (decrease) in cash, cash equivalents, and restricted cash	20,385	(6,596)
Cash, cash equivalents, and restricted cash, beginning of period	98,310	70,699
Cash, cash equivalents, and restricted cash, end of period	$119,969	$63,992

Noncash investing and financing activities:
Conversion of accrued profit-sharing incentive plan liabilities to stockholders' equity	$2,301	$—
Conversion of warrant liabilities to stockholders' equity	—	2,229

Supplementary disclosures:
Interest paid	$7,036	$7,149
Income taxes paid	25,169	1,527

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. Forward-looking statements include our expectations, whether stated or implied, regarding our financing plans and other future events.

Forward-looking statements generally can be identified by the use of words such as "anticipate," "expect," "plan," "could," "may," "will," "believe," "estimate," "forecast," "goal," "project," other words or expressions of similar meaning (or the negative versions of such words or expressions). These forward-looking statements address various matters including statements regarding the timing or nature of future operating or financial performance or other events. Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others: impact of the “buy-now, pay-later” (“BNPL”) industry becoming subject to increased regulatory scrutiny; impact of operating in a highly competitive industry; impact of macro-economic conditions on consumer spending; our ability to increase our merchant network, our base of consumers and gross merchandise value (GMV); our ability to effectively manage growth, sustain our growth rate and maintain our market share; our ability to maintain adequate access to capital in order to meet the capital requirements of our business; impact of exposure to consumer bad debts and insolvency of merchants; impact of the integration, support and prominent presentation of our platform by our merchants; impact of any data security breaches, cyberattacks, employee or other internal misconduct, malware, phishing or ransomware, physical security breaches, natural disasters, or similar disruptions; impact of key vendors or merchants failing to comply with legal or regulatory requirements or to provide various services that are important to our operations; impact of the loss of key partners and merchant relationships; impact of exchange rate fluctuations in the international markets in which we operate; our ability to protect our intellectual property rights and third party allegations of the misappropriation of intellectual property rights; our ability to retain employees and recruit additional employees; impact of the costs of complying with various laws and regulations applicable to the BNPL industry in the United States and Canada; and our ability to achieve our public benefit purpose and our election to forego B Corporation recertification and other factors identified in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2024 (the “Annual Report”) and the Company’s subsequent filings filed with the SEC. You are encouraged to read the Company's Annual Report and other filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The Company cautions investors not to place considerable reliance on the forward-looking statements contained in this press release. You are The forward-looking statements in this press release speak only as of the date of this document, and the Company undertakes no obligation to update or revise any of these statements. The Company's business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Non-GAAP Financial Measures
To supplement our operating results prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), we present the following non-GAAP financial measures: Total revenue less transaction related costs; transaction related costs; non-transaction related operating expenses; adjusted net income; adjusted net income margin; adjusted net income per diluted share; adjusted earnings before interest, taxes, depreciation, and amortization (“Adjusted EBITDA”); and Adjusted EBITDA margin. Definitions of these non-GAAP financial measures and summaries of the reasons why management believes that the presentation of these non-GAAP financial measures provide useful information to the Company and investors are as follows:
•Total revenue less transaction related costs is defined as GAAP total revenue less transaction related costs. Transaction related costs is the sum of GAAP transaction expense, provision for credit losses, and net interest expense less certain non-recurring charges as detailed in the reconciliation table of GAAP operating income to non-GAAP total revenue less transaction related costs above. We believe that total revenue less transaction related costs is a useful financial measure to both management and investors for evaluating the economic value of orders processed on the Sezzle Platform.
•Non-transaction related operating expenses is defined as the sum of GAAP personnel; third-party technology and data; marketing, advertising, and tradeshows; and general and administrative operating expenses. We believe that non-transaction related operating expenses is a useful financial measure to both management and investors for evaluating our management of operating expenses not directly attributable to orders processed on the Sezzle Platform.
•Adjusted EBITDA is defined as GAAP net income, adjusted for certain non-cash and non-recurring charges including depreciation, amortization, equity and incentive–based compensation, and merger-related costs, as well as net interest expense as detailed in the reconciliation table of GAAP net income to adjusted EBITDA. We believe that this financial measure is a useful measure for period-to-period comparison of our business by removing the effect of certain non-cash and non-recurring charges, as well as funding costs, that may not directly correlate to the underlying performance of our business.
•Adjusted EBITDA margin is defined as Adjusted EBITDA divided by GAAP total revenue. We believe that this financial measure is a useful measure for period-to-period comparison of our business’ unit economics by removing the effect of certain non-cash and non-recurring charges, as well as funding costs, that may not directly correlate to the underlying performance of our business.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

•Adjusted net income is defined as GAAP net income, adjusted for certain charges including discrete tax items, fair value adjustments on warrants, losses on the extinguishment of our lines of credit, and other income and expense, as detailed in the reconciliation table of GAAP net income to adjusted net income. We believe that this financial measure is useful for period-to-period comparison of our business by removing the effect of certain charges that, in management's view, does not correlate to the underlying performance of our business during a given period.
•Adjusted net income margin is defined as Adjusted net income divided by GAAP total revenue. We believe that this financial measure is a useful measure for period-to-period comparison of our business by removing the effect of certain charges that, in management's view, does not correlate to the underlying performance of our business during a given period.
•Adjusted net income per diluted share is defined as non-GAAP adjusted net income divided by GAAP weighted-average diluted shares outstanding. We believe that this financial measure is a useful measure for period-to-period comparison of shareholder return by removing the effect of certain charges that, in management's view, does not correlate to the underlying performance of our business during a given period.

Additionally, we have included these non-GAAP measures because they are key measures used by our management to evaluate our operating performance, guide future operating plans, and make strategic decisions, including those relating to operating expenses and the allocation of resources. Therefore, we believe these measures provide useful information to investors and other users of this press release to understand and evaluate our operating results in the same manner as our management and board of directors. However, non-GAAP financial measures have limitations, should be considered supplemental in nature, and are not meant as a substitute for the related financial information prepared in accordance with U.S. GAAP. These limitations include the following:

•Total revenue less transaction-related costs is not intended to be measures of operating profit or cash flow profitability as they exclude key operating expenses such as personnel, general and administrative, and third-party technology and data, which have been, and will continue to be for the foreseeable future, significant recurring GAAP expenses.
•Transaction related costs exclude significant expenses such as personnel, general and administrative, and third-party technology and data, which have been, and will continue to be for the foreseeable future, significant recurring GAAP expenses.
•Non-transaction related operating expenses exclude significant expenses, including transaction expense and provision for credit losses, which have been, and will continue to be for the foreseeable future, significant recurring GAAP expenses.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

•Adjusted EBITDA and adjusted EBITDA margin exclude certain recurring, non-cash charges such as depreciation, amortization, and equity and incentive–based compensation, which have been, and will continue to be for the foreseeable future, recurring GAAP expenses. Further, these non-GAAP financial measures exclude certain significant cash inflows and outflows, which have a significant impact on our working capital and cash.
•Adjusted EBITDA and adjusted EBITDA margin excludes net interest expense, which has a significant impact on our GAAP net income, working capital, and cash.
•Adjusted net income, adjusted net income margin, and adjusted net income per diluted share excludes certain charges such as losses on the extinguishment of our lines of credit, fair value adjustments on our warrants, other income and expense, and discrete tax items which have been, and may be in the future, recurring GAAP expenses.
•Long-lived assets being depreciated or amortized may need to be replaced in the future, and these non-GAAP financial measures do not reflect the capital expenditures needed for such replacements, or for any new capital expenditures or commitments.
•These non-GAAP financial measures do not reflect income taxes that may represent a reduction in cash available to us.
•Non-GAAP measures do not reflect changes in, or cash requirements for, our working capital needs.
•Other companies, including companies in our industry, may calculate the non-GAAP financial measures differently or not at all, which reduces their usefulness as comparative measures.

Because of these limitations, you should not consider these non-GAAP financial measures in isolation or as substitutes for analysis of our financial results as reported under GAAP, and these non-GAAP financial measures should be considered alongside other financial performance measures, including net income and other financial results presented in accordance with GAAP. We encourage you to review the related GAAP financial measures and the reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate our business.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402